UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

☑ Filed by the Registrant                                                                      ☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under ss.240.14a-12

GENERAL MOTORS COMPANY

300 Renaissance Center, Detroit, Michigan 48265

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! GENERAL MOTORS COMPANY 2022 Annual Meeting Vote by June 12, 2022 11:59 PM ET GENERAL MOTORS COMPANY GENERAL MOTORS GLOBAL HEADQUARTERS MAIL CODE 482-C24-A68 300 RENAISSANCE CENTER DETROIT, MI 48265 D84227-P71058 You invested in GENERAL MOTORS COMPANY and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 13, 2022. Get informed before you vote View the Proxy Statement, Notice of 2022 Annual Meeting of Shareholders and 2021 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 30, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Vote Virtually at the Meeting* Point your camera here and June 13, 2022 2:00 p.m. Eastern Time vote without entering a control number Virtually at: www.virtualshareholdermeeting.com/GM2022 *Please check the meeting materials for any special requirements for meeting attendance. V1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors Nominees: 1a. Mary T. Barra For 1b. Aneel Bhusri For 1c. Wesley G. Bush For 1d. Linda R. Gooden For 1e. Joseph Jimenez For 1f. Judith A. Miscik For 1g. Patricia F. Russo For 1h. Thomas M. Schoewe For 1i. Carol M. Stephenson For 1j. Mark A. Tatum For 1k. Devin N. Wenig For 1l. Margaret C. Whitman For 2. Advisory Approval of Named Executive Officer Compensation For 3. Ratification of the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2022 For 4. Shareholder Proposal to Lower the Ownership Threshold to Call a Special Meeting Against 5. Shareholder Proposal Regarding Separation of Chair and CEO Roles Against 6. Shareholder Proposal Requesting a Report on the Use of Child Labor in Connection with Electric Vehicles Against Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. D84228-P71058